UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2006

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A. Bowne & Co., Inc. (NYSE: BNE) announced that its Board of Directors unanimously elected Marcia J. Hooper a Director of the Company effective December 14, 2006. Ms. Hooper becomes the 12th member of the Board. Ms. Hooper shall be entitled to receive standard compensation to Board members for service on the Board of Directors as described in the Company's proxy statement for the annual meeting of stockholders on May 25,2006. Ms. Hooper has been granted 1,913 of Bowne's deferred stock units pursuant to the standard Bowne & Co. Inc. Stock Plan for Independent Directors, which is also described in the proxy statement. A copy of the press release issued regarding Ms. Hooper's appointment to the Board of Directors is filed as exhibit 99.1 to this Current Report on Form 8-K.

B. As part of succession plan as announced July 10, 2006, Philip E. Kucera will retire from the Company effective December 31, 2006. Mr Kucera will continue to serve as a member of the Bowne Board of Directors. As part of his retirement, the Board of Directors approved the accelerated vesting of 13,334 Restricted Stock Units (RSUs) as of December 31, 2006. These RSUs were scheduled to vest October 27, 2007.

C. Also as announced July 10, 2006, President and Chief Operating Officer David J. Shea will become Chairman, President and Chief Executive Officer immediately upon Mr. Kucera’s retirement. The Board of Directors approved the grant to Mr. Shea of 20,000 RSUs to vest over three (3) years, his base salary increased to $575,000, his annual incentive award target increased to 120% of base salary and he received a stock option grant of 110,000 options which will vest over 4 years and have a 7-year term to expiration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

December 14, 2006	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Marcia J. Hooper Joins Bowne & Co., Inc. Board of Directors